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                                                                    EXHIBIT 24.7

                         INDEPENDENT AUDITOR'S CONSENT


     We consent to the use in the Joint Proxy Statement/Prospectus of Moxham Bank Corporation ("Moxham") and BT Financial Corporation ("BT Financial"), to be included with the Amendment No. 1 to the Registration Statement on Form S-4 of BT Financial Corporation (concerning the acquisition of Moxham by BT Financial), to be filed with the Securities and Exchange Commission, of our report on The Armstrong County Trust Company dated February 16, 1996.


     We also consent to the reference to our firm under the caption of "Experts."

/s/ S. R. SNODGRASS

S. R. Snodgrass
Wexford, PA

May 17, 1996